Filed Pursuant 424(b)(7)
Registration No. 333-225757

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to the securities has become effective under the Securities Act of 1933, as amended. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated June 20, 2018

Prospectus Supplement to Prospectus dated June 20, 2018

10,000,000 Shares

Canada Goose Holdings Inc.

Subordinate Voting Shares

The selling shareholders named in this prospectus supplement, which include certain of our executive officers and directors, are offering 10,000,000 subordinate voting shares. We will not receive any proceeds from the sale of our subordinate voting shares by the selling shareholders.

Our subordinate voting shares are listed on the New York Stock Exchange in the United States and on the Toronto Stock Exchange in Canada under the symbol “GOOS.” On June 19, 2018, the last reported per share sale prices of our subordinate voting shares on the New York Stock Exchange in the United States and the Toronto Stock Exchange in Canada were US$67.42 and C$89.73, respectively.

Investing in our subordinate voting shares involves substantial risk. Please read “Risk Factors” beginning on page S-3.

Neither the Securities and Exchange Commission (the “SEC”) nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters have agreed to purchase our subordinate voting shares from the selling shareholders at a price of $            per share, which will result in $            of proceeds to the selling shareholders before expenses. The underwriters propose to offer the subordinate voting shares from time to time for sale in one or more transactions on the New York Stock Exchange in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. See “Underwriting” for additional information regarding underwriting compensation.

The underwriters expect to deliver the shares to investors on or about June     , 2018.

Barclays	Credit Suisse	CIBC Capital Markets

Prospectus supplement dated June     , 2018

Prospectus Supplement

Prospectus

Neither we, the selling shareholders, nor the underwriters have authorized anyone to provide you with different information or to make any representations other than those contained or incorporated by reference into this prospectus supplement, the accompanying prospectus or in any free writing prospectuses we have prepared. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which it is unlawful to make such offer or solicitation. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of the date such information is presented. Our business, financial condition and results of operations may have changed since the date such information was presented.

It is expected that delivery of the shares will be made against payment therefor on or about            , 2018, which is the third business day following the date hereof (such settlement cycle being referred to as “T+3”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the shares on the date of pricing will be required, by virtue of the fact that the shares initially will settle in T+3, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement. Purchasers of the shares who wish to trade the shares on the date of pricing should consult their own advisors.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

Unless otherwise indicated, all references in this prospectus supplement to “Canada Goose,” “we,: “our,” “us,” “the company” or similar terms refer to Canada Goose Holdings Inc. and its consolidated subsidiaries. We publish our consolidated financial statements in Canadian dollars. Unless otherwise specified, all monetary amounts are in Canadian dollars, all references to “$,” “C$,” “CDN$,” “CAD$,” and “dollars” mean Canadian dollars and all references to “US$” and “USD” mean U.S. dollars.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of subordinate voting shares and certain other matters relating to us, our business and prospects. The second part, the accompanying prospectus, contains a description of our subordinate voting shares and certain other information.

The information contained in this prospectus supplement may add, update or change information contained in the accompanying prospectus or in documents that we file or have filed with the SEC. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or documents incorporated by reference filed before the date of this prospectus supplement, the information in this prospectus supplement will supersede such information.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in our subordinate voting shares. You should carefully read the entire prospectus supplement, the accompanying prospectus and the financial data and related notes and other information incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding whether to invest in our subordinate voting shares.

Our Company

Founded in a small warehouse in Toronto, Canada in 1957, Canada Goose has grown into one of the world’s leading makers of performance luxury apparel. Every Canada Goose product is informed by the rugged demands of the Arctic and inspired by relentless innovation and uncompromised craftsmanship. From Antarctic research facilities and the Canadian High Arctic, to the streets of New York, London, Milan, Paris, Tokyo and beyond, people have fallen in love with our brand and made it a part of their everyday lives.

We are deeply involved in every stage of our business as a designer, manufacturer, distributor and retailer of outerwear, knitwear and accessories for men, women and children. This vertically integrated business model allows us to directly control the quality of our products while capturing higher margins.

Corporate Information

Our principal office is located at 250 Bowie Avenue, Toronto, Ontario, Canada, M6E 4Y2 and our telephone number is (416) 780-9850. Our registered office is located at Suite 1700, Park Place, 666 Burrard Street, Vancouver, British Columbia, Canada, V6C 2X8.

The Offering

Subordinate voting shares offered by the selling shareholders	10,000,000 shares

Subordinate voting shares outstanding after this offering	47,969,814 shares

Multiple voting shares outstanding after this offering	60,994,076 shares

Use of proceeds	We will not receive any of the proceeds from the sale of subordinate voting shares by the selling shareholders.

Dividend policy	We do not currently intend to pay cash dividends on our subordinate voting shares.

Risk factors	You should read carefully the information set forth under “Risk Factors” herein and in the accompanying prospectus for a discussion of factors that you should consider before deciding to invest in our subordinate voting shares.

New York Stock Exchange and Toronto Stock Exchange trading symbol	“GOOS”

The total number of subordinate voting shares and multiple voting shares to be outstanding after this offering is based on 37,969,814 subordinate voting shares and 70,894,076 multiple voting shares outstanding as of June 13, 2018 and excludes:

•	3,647,571 subordinate voting shares issuable upon the exercise of options outstanding under our equity incentive plans as of March 31, 2018; and

•	6,999,536 subordinate voting shares reserved for issuance under our equity incentive plans as of March 31, 2018.

Except as otherwise indicated, the information in this prospectus supplement reflects 100,000 subordinate voting shares issuable upon exercise of options by certain selling shareholders in this offering.

RISK FACTORS

An investment in our subordinate voting shares involves various risks. You should carefully consider the following risks and all of the other information contained in this prospectus supplement and the accompanying prospectus before investing in our subordinate voting shares. In addition, you should read and consider the risk factors associated with our business included in the documents incorporated by reference in this prospectus supplement, including Amendment No. 1 to our Annual Report on Form 20-F/A for the year ended March 31, 2018. See “Where You Can Find More Information.” The risks described below and incorporated herein by reference are those which we believe are the material risks that we face. The trading price of our subordinate voting shares could decline due to any of these risks, and you may lose all or part of your investment in our subordinate voting shares.

Risks Related to Our Subordinate Voting Shares and this Offering

Future sales, or the perception of future sales, by us or our stockholders in the public market could cause the market price for our subordinate voting shares to decline.

Sales of a substantial number of our subordinate voting shares in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of subordinate voting shares or securities convertible into subordinate voting shares intend to sell subordinate voting shares, could reduce the market price of our subordinate voting shares.

Following the consummation of this offering, our directors, executive officers and holders of all of our multiple voting shares will be subject to a 45 day lock-up period provided under lock-up agreements executed in connection with this offering described in “Underwriting.” All of these shares will, however, be able to be resold after the expiration of the lock-up period, as well as pursuant to customary exceptions thereto or upon the waiver of the lock-up agreement by the underwriters, subject to any restrictions imposed on sales by our affiliates under applicable securities laws.

The dual-class structure contained in our articles has the effect of concentrating voting control and the ability to influence corporate matters with our controlling shareholders, who held our shares prior to our IPO.

Our multiple voting shares have 10 votes per share and our subordinate voting shares have 1 vote per share. Shareholders who hold multiple voting shares (Bain Capital Private Equity and our President and Chief Executive Officer (including their respective affiliates)), will together hold approximately 81.6% of the voting power of our outstanding voting shares following this offering, and therefore will continue to have significant influence over our management and affairs and over all matters requiring shareholder approval, including the election of directors and significant corporate transactions.

In addition, because of the 10-to-1 voting ratio between our multiple voting shares and subordinate voting shares, the holders of our multiple voting shares will continue to control a majority of the combined voting power of our voting shares even where the multiple voting shares represent a substantially reduced percentage of our total outstanding shares. The concentrated voting control of holders of our multiple voting shares limits the ability of holders of our subordinate voting shares to influence corporate matters for the foreseeable future, including the election of directors as well as with respect to decisions regarding amending of our share capital, creating and issuing additional classes of shares, making significant acquisitions, selling significant assets or parts of our business, merging with other companies and undertaking other significant transactions. As a result, holders of multiple voting shares will have the ability to influence or control many matters affecting us and actions may be taken that holders of our subordinate voting shares may not view as beneficial. The market price of our subordinate voting shares could be adversely affected due to the significant influence and voting power of the holders of multiple voting shares. Additionally, the significant voting interest of holders of multiple voting shares may discourage transactions involving a change of control, including transactions in which an investor, as a holder of the subordinate voting shares, might otherwise receive a premium for the subordinate voting shares over the then-current market price, or discourage competing proposals if a going private transaction is proposed by one or more holders of multiple voting shares.

Future transfers by holders of multiple voting shares, other than permitted transfers to such holders’ respective affiliates or direct family members or to other permitted holders, will result in those shares automatically converting to subordinate voting shares, which will have the effect, over time, of increasing the relative voting power of those holders of multiple voting shares who retain their multiple voting shares.

Our operating results and share price may be volatile, and the market price of our subordinate voting shares after this Offering may drop below the price you pay.

Our quarterly operating results are likely to fluctuate in the future in response to numerous factors, many of which are beyond our control, including each of the factors set forth herein and in our Annual Report for the year ended March 31, 2018 (the “Annual Report”).

In addition, securities markets worldwide have experienced, and are likely to continue to experience, significant price and volume fluctuations. This market volatility, as well as general economic, market or political conditions, could subject the market price of our subordinate voting shares to wide price fluctuations regardless of our operating performance. Our operating results and the trading price of our subordinate voting shares may fluctuate in response to various factors, including the risks described herein and in Amendment No. 1 to our Annual Report on Form 20-F/A.

These and other factors, many of which are beyond our control, may cause our operating results and the market price and demand for our subordinate voting shares to fluctuate substantially. Fluctuations in our quarterly operating results could limit or prevent investors from readily selling their subordinate voting shares and may otherwise negatively affect the market price and liquidity of subordinate voting shares. In addition, in the past, when the market price of a stock has been volatile, holders of that stock have sometimes instituted securities class action litigation against the company that issued the shares. If any of our shareholders brought a lawsuit against us, we could incur substantial costs defending the lawsuit. Such a lawsuit could also divert the time and attention of our management from our business, which could significantly harm our profitability and reputation.

Because we have no current plans to pay regular cash dividends on our subordinate voting shares following this offering, you may not receive any return on investment unless you sell your subordinate voting shares for a price greater than that which you paid for it.

We do not anticipate paying any regular cash dividends on our subordinate voting shares following this offering. Any decision to declare and pay dividends in the future will be made at the discretion of our board of directors and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that our board of directors may deem relevant. In addition, our ability to pay dividends is, and may be, limited by covenants of existing and any future outstanding indebtedness we or our subsidiaries incur. Therefore, any return on investment in our subordinate voting shares is solely dependent upon the appreciation of the price of our subordinate voting shares on the open market, which may not occur.

Our constating documents permit us to issue an unlimited number of subordinate voting shares and multiple voting shares.

Our articles permit us to issue an unlimited number of subordinate voting shares and multiple voting shares. We anticipate that we will, from time to time, issue additional subordinate voting shares in the future. Subject to the requirements of the New York Stock Exchange (“NYSE”) and the Toronto Stock Exchange (“TSX”), we will not be required to obtain the approval of shareholders for the issuance of additional subordinate voting shares. Although the rules of the TSX generally prohibit us from issuing additional multiple voting shares, there may be certain circumstances where additional multiple voting shares may be issued, including upon receiving shareholder approval. Any further issuances of subordinate voting shares or multiple voting shares will result in immediate dilution to existing shareholders and may have an adverse effect on the value of their shareholdings. Additionally, any further issuances of multiple voting shares may significantly lessen the combined voting power of our subordinate voting shares due to the 10-to-1 voting ratio between our multiple voting shares and subordinate voting shares.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein contains forward-looking statements. These statements are neither historical facts nor assurances of future performance. Instead, they are based on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, and other future conditions. Forward-looking statements can be identified by words such as “anticipate,” “believe,” “envision,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” “contemplate” and other similar expressions, although not all forward-looking statements contain these identifying words.

Certain assumptions made in preparing the forward-looking statements contained in this prospectus supplement, the accompanying prospectus and certain documents incorporated herein include:

•	our ability to implement our growth strategies;

•	our ability to maintain good business relationships with our suppliers, wholesalers and distributors;

•	our ability to keep pace with changing consumer preferences;

•	our ability to protect our intellectual property; and

•	the absence of material adverse changes in our industry or the global economy.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We believe that these risks and uncertainties include, but are not limited to, those described in the “Risk Factors” section of Amendment No. 1 to our Annual Report form 20-F/A, which include, but are not limited to, the following risks:

•	we may be unable to maintain the strength of our brand or to expand our brand to new products and geographies;

•	we may be unable to protect or preserve our brand image and proprietary rights;

•	we may not be able to satisfy changing consumer preferences;

•	an economic downturn may affect discretionary consumer spending;

•	we may not be able to compete in our markets effectively;

•	we may not be able to manage our growth effectively;

•	poor performance during our peak season may affect our operating results for the full year;

•	our indebtedness may adversely affect our financial condition;

•	we may be unable to remediate weaknesses in our internal controls over financial reporting;

•	our ability to maintain relationships with our select number of suppliers;

•	our ability to manage our product distribution through our retail partners and international distributors;

•	the success of our expansion into China and other new store openings;

•	the success of our marketing programs;

•	our ability to forecast our inventory needs;

•	the risk our business is interrupted because of a disruption at our headquarters; and

•	fluctuations in raw materials costs or currency exchange rates.

Although we base the forward-looking statements contained in this prospectus supplement on assumptions that we believe are reasonable, we caution you that actual results and developments (including our results of operations, financial condition and liquidity, and the development of the industry in which we operate) may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus supplement. In addition, even if results and developments are consistent with the forward-looking statements contained in this prospectus supplement, those results and developments may not be indicative of results or developments in subsequent periods.

No forward-looking statement is a guarantee of future results. Moreover, we operate in a highly competitive and rapidly changing environment in which new risks often emerge. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make.

You should read this prospectus supplement, the accompanying prospectus and the documents incorporated herein and have filed as exhibits hereto completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements contained herein are made as of the date of this prospectus supplement, and we do not assume any obligation to update any forward-looking statements except as required by applicable law.

USE OF PROCEEDS

We will not receive any proceeds from the sale of our subordinate voting shares by the selling shareholders. The selling shareholders will receive all of the net proceeds from the sale of subordinate voting shares offered pursuant to this prospectus supplement. The selling shareholders will bear any underwriting commissions and discounts attributable to the sale of their subordinate voting shares.

MARKET PRICE OF OUR SUBORDINATE VOTING SHARES

Our subordinate voting shares have been listed on both the New York Stock Exchange and the Toronto Stock Exchange under the symbol “GOOS” since March 16, 2017. Prior to that time, there was no public market for our subordinate voting shares. The following table sets forth for the periods indicated the high and low sale prices of our subordinate voting shares on the New York Stock Exchange in U.S. dollars.

	Price Per Subordinate Voting Share
	High	Low
Fiscal Year:
Fiscal Year 2018	$38.25	$15.50
Quarterly:
First Quarter 2018	$24.32	$15.50
Second Quarter 2018	$20.97	$16.96
Third Quarter 2018	$31.95	$19.95
Fourth Quarter 2018	$38.25	$28.41
Last Six Months:
December 2017	$31.95	$26.28
January 2018	$36.49	$31.16
February 2018	$38.25	$28.41
March 2018	$36.66	$30.50
April 2018	$37.80	$32.37
May 2018	$42.33	$35.78
June 2018 (through June 19, 2018)	$67.74	$41.34

The following table sets forth for the periods indicated the high and low sale prices of our subordinate voting shares on the Toronto Stock Exchange in Canadian dollars.

	Price Per Subordinate Voting Share
	High	Low
Fiscal Year:
Fiscal Year 2018	$48.04	$20.75
Quarterly:
First Quarter 2018	$32.80	$20.75
Second Quarter 2018	$26.12	$21.33
Third Quarter 2018	$40.16	$25.36
Fourth Quarter 2018	$48.04	$35.88
Last Six Months:
December 2017	$40.16	$33.83
January 2018	$44.80	$39.08
February 2018	$48.04	$35.88
March 2018	$47.50	$39.39
April 2018	$48.51	$41.87
May 2018	$54.83	$46.14
June 2018 (through June 19, 2018)	$89.90	$53.67

A recent reported closing price for our subordinate voting shares is set forth on the cover page of this prospectus supplement. Computershare Trust Company, N.A. is the transfer agent and registrar for our subordinate voting shares. As of June 13, 2018, there were 6 holders of record of our subordinate voting shares. The actual number of shareholders is greater than this number of record holders, and includes shareholders who are beneficial owners but whose shares are held in street name by brokers and other nominees.

SELLING SHAREHOLDERS

The following table sets forth the ownership of the selling shareholders pursuant to this prospectus supplement and the accompanying prospectus. The percentage ownership information shown in the table below is based upon 37,969,814 subordinate voting shares and 70,894,076 multiple voting shares outstanding as of June 13, 2018.

	Shares Beneficially Owned Prior to the Offering				% of Voting Power Before Offering(1)	Number of Subordinate Voting Shares Offered	Shares Beneficially Owned After the Offering				% of Voting Power After Offering
	Subordinate Voting Shares		Multiple Voting Shares				Subordinate Voting Shares		Multiple Voting Shares
	Number	Percen- tage	Number	Percen- tage			Number	% of Voting Power Before Offering(1)	Number	Percen- tage
Bain Capital Entity (2)	—	—	47,763,742	67.4%	63.95%	8,400,000	—	—	39,363,742	64.54%	59.83%
Dani Reiss (3)	26,316	*	23,130,334	32.6%	35.16%	1,500,000	26,316	*	21,630,334	35.46%	32.88%
John Black (4)	178,271	*	—	—	*	100,000	78,271	*	—	—	*

*	less than 1%
(1)	Percentage of total voting power represents voting power with respect to all of our multiple voting and subordinate voting shares, as a single class. The holders of our multiple voting shares are entitled to 10 votes per share, and holders of our subordinate voting shares are entitled to one vote per share. For more information about the voting rights of our multiple voting shares and subordinate voting shares, see “Description of Share Capital—Authorized Share Capital” in the accompanying prospectus.
(2)	Includes shares registered in the name of Brent (BC) Participation S.à r.l (the “Bain Capital Entity”), which is owned by Brent (BC) S.à r.l, which in turn is owned by Bain Capital Integral Investors 2008, L.P. Bain Capital Investors, LLC (“BCI”) is the general partner of Bain Capital Integral Investors 2008, L.P. The governance, investment strategy and decision-making process with respect to investments held by the Bain Capital Entity is directed by the Global Private Equity Board of BCI. As a result of the relationships described above, BCI may be deemed to share beneficial ownership of the shares held by the Bain Capital Entity. Certain partners and other employees of the Bain Capital Entity may make a contribution of subordinate voting shares to one or more charities prior to this offering. In such case, a recipient charity, if it chooses to participate in this offering, will be the selling stockholder with respect to the donated shares.
(3)	Includes shares registered in the name of DTR LLC, DTR (CG) Limited Partnership and DTR (CG) II Limited Partnership, which are entities indirectly controlled by Dani Reiss. Amount of subordinate voting shares represents vested options to purchase subordinate voting shares.
(4)	Represents vested options to purchase subordinate voting shares. In connection with this Offering, Mr. Black is exercising options to purchase 100,000 subordinate voting shares. The exercise price of these options is $0.02 per share.

CANADIAN TAX IMPLICATIONS

FOR NON-CANADIAN HOLDERS

The following summary describes, as of the date hereof, the principal Canadian federal income tax considerations generally applicable to a purchaser who acquires, as a beneficial owner, subordinate voting shares pursuant to this offering and who, at all relevant times, for the purposes of the application of the Income Tax Act (Canada) and the Income Tax Regulations (collectively, the “Canadian Tax Act”), (1) is not, and is not deemed to be, resident in Canada for purposes of the Canadian Tax Act and any applicable income tax treaty or convention; (2) deals at arm’s length with us; (3) is not affiliated with us; (4) does not use or hold, and is not deemed to use or hold, subordinate voting shares in a business carried on in Canada; (5) has not entered into, with respect to the subordinate voting shares, a “derivative forward agreement” as that term is defined in the Canadian Tax Act and (6) holds the subordinate voting shares as capital property (a “Non-Canadian Holder”). Special rules, which are not discussed in this summary, may apply to a Non-Canadian Holder that is an insurer carrying on an insurance business in Canada and elsewhere.

This summary is based on the current provisions of the Canadian Tax Act, and an understanding of the current administrative policies of the Canada Revenue Agency (“CRA”) published in writing prior to the date hereof. This summary takes into account all specific proposals to amend the Canadian Tax Act and the Canada-United States Tax Convention (1980), as amended (the “Canada-U.S. Tax Treaty”) publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Proposed Amendments”) and assumes that all Proposed Amendments will be enacted in the form proposed. However, no assurances can be given that the Proposed Amendments will be enacted as proposed, or at all. This summary does not otherwise take into account or anticipate any changes in law or administrative policy or assessing practice whether by legislative, regulatory, administrative or judicial action nor does it take into account tax legislation or considerations of any province, territory or foreign jurisdiction, which may differ from those discussed herein.

This summary is of a general nature only and is not, and is not intended to be, legal or tax advice to any particular shareholder. This summary is not exhaustive of all Canadian federal income tax considerations. Accordingly, you should consult your own tax advisor with respect to your particular circumstances.

Generally, for purposes of the Canadian Tax Act, all amounts relating to the acquisition, holding or disposition of the subordinate voting shares must be converted into Canadian dollars based on the exchange rates as determined in accordance with the Canadian Tax Act. The amount of any dividends required to be included in the income of, and capital gains or capital losses realized by, a Non-Canadian Holder may be affected by fluctuations in the Canadian exchange rate.

Dividends

Dividends paid or credited on the subordinate voting shares or deemed to be paid or credited on the subordinate voting shares to a Non-Canadian Holder will be subject to Canadian withholding tax at the rate of 25%, subject to any reduction in the rate of withholding to which the Non-Canadian Holder is entitled under any applicable income tax convention between Canada and the country in which the Non-Canadian Holder is resident. For example, under the Canada-U.S. Tax Treaty, where dividends on the subordinate voting shares are considered to be paid to or derived by a Non-Canadian Holder that is a beneficial owner of the dividends and is a U.S. resident for the purposes of, and is entitled to benefits of, the Canada-U.S. Tax Treaty, the applicable rate of Canadian withholding tax is generally reduced to 15%.

Dispositions

A Non-Canadian Holder will not be subject to tax under the Canadian Tax Act on any capital gain realized on a disposition or deemed disposition of a subordinate voting share, unless the subordinate voting shares are “taxable

Canadian property” to the Non-Canadian Holder for purposes of the Canadian Tax Act and the Non-Canadian Holder is not entitled to relief under an applicable income tax convention between Canada and the country in which the Non-Canadian Holder is resident.

Generally, the subordinate voting shares will not constitute “taxable Canadian property” to a Non-Canadian Holder at a particular time provided that the subordinate voting shares are listed at that time on a “designated stock exchange” (as defined in the Canadian Tax Act), which includes the NYSE and the TSX, unless at any particular time during the 60-month period that ends at that time (i) one or any combination of (a) the Non-Canadian Holder, (b) persons with whom the Non-Canadian Holder does not deal at arm’s length, and (c) partnerships in which the Non-Canadian Holder or a person described in (b) holds a membership interest directly or indirectly through one or more partnerships, has owned 25% or more of the issued shares of any class or series of our capital stock, and (ii) more than 50% of the fair market value of the subordinate voting shares was derived, directly or indirectly, from one or any combination of : (i) real or immoveable property situated in Canada, (ii) “Canadian resource properties” (as defined in the Canadian Tax Act), (iii) “timber resource properties” (as defined in the Canadian Tax Act) and (iv) options in respect of, or interests in, or for civil law rights in, property in any of the foregoing whether or not the property exists. Notwithstanding the foregoing, in certain circumstances set out in the Canadian Tax Act, subordinate voting shares could be deemed to be “taxable Canadian property.” Non-Canadian Holders whose subordinate voting shares may constitute “taxable Canadian property” should consult their own tax advisors.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR U.S. HOLDERS OF SUBORDINATE VOTING SHARES

Subject to the limitations and qualifications stated herein, this discussion sets forth certain material U.S. federal income tax considerations relating to the ownership and disposition by U.S. Holders (as defined below) of the subordinate voting shares. The discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations thereunder, published rulings and court decisions, all as currently in effect and all subject to change at any time, possibly with retroactive effect. This summary applies only to U.S. Holders and does not address tax consequences to a non-U.S. Holder (as defined below) investing in our subordinate voting shares.

This discussion of a U.S. Holder’s tax consequences addresses only those persons that acquire their subordinate voting shares in this offering and that hold those subordinate voting shares as capital assets and does not address the tax consequences to any special class of holders, including without limitation, (other than as described below) holders (directly, indirectly or constructively) of 10% or more of our equity (based on voting power or value), dealers in securities or currencies, banks, tax-exempt organizations, insurance companies, financial institutions, broker-dealers, regulated investment companies, real estate investment trusts, traders in securities that elect the mark-to-market method of accounting for their securities holdings, persons that hold securities that are a hedge or that are hedged against currency or interest rate risks or that are part of a straddle, conversion or “integrated” transaction, U.S. expatriates, partnerships or other pass-through entities for U.S. federal income tax purposes and U.S. Holders whose functional currency for U.S. federal income tax purposes is not the U.S. dollar. This discussion does not address the effect of the U.S. federal alternative minimum tax, U.S. federal estate and gift tax, the 3.8% Medicare contribution tax on net investment income or any state, local or non-U.S. tax laws on a holder of subordinate voting shares.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of subordinate voting shares that is for U.S. federal income tax purposes: (a) an individual who is a citizen or resident of the United States; (b) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (d) a trust (i) if a court within the United States can exercise primary supervision over its administration, and one or more U.S. persons have the authority to control all of the substantial decisions of that trust, or (ii) that has a valid election in effect under applicable

Treasury regulations to be treated as a U.S. person. The term “non-U.S. Holder” means any beneficial owner of our subordinate voting shares that is not a U.S. Holder, a partnership (or an entity or arrangement that is treated as a partnership or other pass-through entity for U.S. federal income tax purposes) or a person holding our subordinate voting shares through such an entity or arrangement.

If a partnership or an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes holds our subordinate voting shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Partners in partnerships that hold our subordinate voting shares should consult their own tax advisors.

The legislation recently enacted in the United States commonly known as the Tax Cuts and Jobs Act comprehensively changes the U.S. federal income tax system. This law and related future legislation, regulations and rulings could adversely affect the U.S. federal income tax treatment of us and the U.S. Holders of our subordinate voting shares (in particular, any holders (directly, indirectly or constructively) of 10% or more of our equity (based on voting power or value)). The interpretation and application of many provisions of this law are unclear. You should consult your tax advisor regarding such changes and their potential impact related to an investment in our subordinate voting shares.

You are urged to consult your own independent tax advisor regarding the specific U.S. federal, state, local and non-U.S. income and other tax considerations relating to the ownership and disposition of our subordinate voting shares.

Cash Dividends and Other Distributions

We currently intend to retain any future earnings to fund business development and growth, and we do not expect to pay any dividends in the foreseeable future.

However, to the extent there are any distributions made with respect to our subordinate voting shares, subject to the passive foreign investment company, or “PFIC,” rules discussed below, a U.S. Holder generally will be required to treat distributions received with respect to its subordinate voting shares (including the amount of Canadian taxes withheld, if any) as dividend income to the extent of our current or accumulated earnings and profits (computed using U.S. federal income tax principles), with the excess treated as a non-taxable return of capital to the extent of the holder’s adjusted tax basis in its subordinate voting shares and, thereafter, as capital gain recognized on a sale or exchange on the day actually or constructively received by you. There can be no assurance that we will maintain calculations of our earnings and profits in accordance with U.S. federal income tax accounting principles. U.S. Holders should therefore assume that any distribution with respect to our subordinate voting shares will constitute ordinary dividend income. Dividends paid on the subordinate voting shares will not be eligible for the dividends received deduction allowed to U.S. corporations.

Dividends paid to a non-corporate U.S. Holder by a “qualified foreign corporation” may be subject to reduced rates of taxation if certain holding period and other requirements are met. A qualified foreign corporation generally includes a foreign corporation (other than a PFIC) if (i) its subordinate voting shares are readily tradable on an established securities market in the United States or (ii) it is eligible for benefits under a comprehensive U.S. income tax treaty that includes an exchange of information program and which the U.S. Treasury Department has determined is satisfactory for these purposes. Our subordinate voting shares are expected to be readily tradable on an established securities market, the NYSE. U.S. Holders should consult their own tax advisors regarding the availability of the reduced tax rate on dividends in light of their particular circumstances.

Non-corporate U.S. Holders will not be eligible for reduced rates of taxation on any dividends received from us if we are a PFIC in the taxable year in which such dividends are paid or in the preceding taxable year.

Distributions paid in a currency other than U.S. dollars will be included in a U.S. Holder’s gross income in a U.S. dollar amount based on the spot exchange rate in effect on the date of actual or constructive receipt, whether or not the payment is converted into U.S. dollars at that time. The U.S. Holder will have a tax basis in such currency equal to such U.S. dollar amount, and any gain or loss recognized upon a subsequent sale or conversion of the foreign currency for a different U.S. dollar amount will be U.S. source ordinary income or loss. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder generally should not be required to recognize foreign currency gain or loss in respect of the dividend income.

A U.S. Holder who pays (whether directly or through withholding) Canadian taxes with respect to dividends paid on our subordinate voting shares may be entitled to receive either a deduction or a foreign tax credit for such Canadian taxes paid. Complex limitations apply to the foreign tax credit, including the general limitation that the credit cannot exceed the proportionate share of a U.S. Holder’s U.S. federal income tax liability that such U.S. Holder’s “foreign source” taxable income bears to such U.S. Holder’s worldwide taxable income. In applying this limitation, a U.S. Holder’s various items of income and deduction must be classified, under complex rules, as either “foreign source” or “U.S. source.” In addition, this limitation is calculated separately with respect to specific categories of income. Dividends paid by us generally will constitute “foreign source” income and generally will be categorized as “passive category income.” However, if 50% or more of our equity (based on voting power or value) is treated as held by U.S. persons, we will be treated as a “United States-owned foreign corporation,” in which case dividends may be treated for foreign tax credit limitation purposes as “foreign source” income to the extent attributable to our non-U.S. source earnings and profits and as “U.S. source” income to the extent attributable to our U.S. source earnings and profits. Because the foreign tax credit rules are complex, each U.S. Holder should consult its own tax advisor regarding the foreign tax credit rules.

Sale or Disposition of Subordinate Voting Shares

A U.S. Holder generally will recognize gain or loss on the taxable sale or exchange of its subordinate voting shares in an amount equal to the difference between the U.S. dollar amount realized on such sale or exchange (determined in the case of subordinate voting shares sold or exchanged for currencies other than U.S. dollars by reference to the spot exchange rate in effect on the date of the sale or exchange or, if the subordinate voting shares sold or exchanged are traded on an established securities market and the U.S. Holder is a cash basis taxpayer or an electing accrual basis taxpayer, the spot exchange rate in effect on the settlement date) and the U.S. Holder’s adjusted tax basis in the subordinate voting shares determined in U.S. dollars. The initial tax basis of the subordinate voting shares to a U.S. Holder will be the U.S. Holder’s U.S. dollar purchase price for the subordinate voting shares (determined by reference to the spot exchange rate in effect on the date of the purchase, or if the subordinate voting shares purchased are traded on an established securities market and the U.S. Holder is a cash basis taxpayer or an electing accrual basis taxpayer, the spot exchange rate in effect on the settlement date).

Assuming we are not a PFIC and have not been treated as a PFIC during your holding period for our subordinate voting shares, such gain or loss will be capital gain or loss and will be long-term gain or loss if the subordinate voting shares have been held for more than one year. Under current law, long-term capital gains of non-corporate U.S. Holders generally are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. Capital gain or loss, if any, recognized by a U.S. Holder generally will be treated as U.S. source income or loss for U.S. foreign tax credit purposes. U.S. Holders are encouraged to consult their own tax advisors regarding the availability of the U.S. foreign tax credit in their particular circumstances.

Passive Foreign Investment Company Considerations

Status as a PFIC

The rules governing PFICs can have adverse tax effects on U.S. Holders. We generally will be classified as a PFIC for U.S. federal income tax purposes if, for any taxable year, either: (1) 75% or more of our gross income consists of certain types of passive income, or (2) the average value (determined on a quarterly basis), of our assets that produce, or are held for the production of, passive income is 50% or more of the value of all of our assets.

Passive income generally includes dividends, interest, rents and royalties (other than certain rents and royalties derived in the active conduct of a trade or business), annuities and gains from assets that produce passive income. If a non-U.S. corporation owns at least 25% by value of the stock of another corporation, the non-U.S. corporation is treated for purposes of the PFIC tests as owning its proportionate share of the assets of the other corporation and as receiving directly its proportionate share of the other corporation’s income.

Additionally, if we are classified as a PFIC in any taxable year with respect to which a U.S. Holder owns subordinate voting shares, we generally will continue to be treated as a PFIC with respect to such U.S. Holder in all succeeding taxable years, regardless of whether we continue to meet the tests described above, unless the U.S. Holder makes the “deemed sale election” described below.

We do not believe that we are currently a PFIC, and we do not anticipate becoming a PFIC in the foreseeable future. Notwithstanding the foregoing, the determination of whether we are a PFIC is made annually and depends on the particular facts and circumstances (such as the valuation of our assets, including goodwill and other intangible assets) and also may be affected by the application of the PFIC rules, which are subject to differing interpretations. The fair market value of our assets is expected to depend, in part, upon (a) the market price of our subordinate voting shares, which is likely to fluctuate, and (b) the composition of our income and assets, which will be affected by how, and how quickly, we spend any cash that is raised in any financing transaction, including this offering. In light of the foregoing, no assurance can be provided that we are not currently a PFIC or that we will not become a PFIC in any future taxable year. Prospective investors should consult their own tax advisors regarding our potential PFIC status.

U.S. federal income tax treatment of a shareholder of a PFIC

If we are classified as a PFIC for any taxable year during which a U.S. Holder owns subordinate voting shares, the U.S. Holder, absent certain elections (including the mark-to-market and QEF elections described below), generally will be subject to adverse rules (regardless of whether we continue to be classified as a PFIC) with respect to (i) any “excess distributions” (generally, any distributions received by the U.S. Holder on its subordinate voting shares in a taxable year that are greater than 125% of the average annual distributions received by the U.S. Holder in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for its subordinate voting shares) and (ii) any gain realized on the sale or other disposition, including a pledge, of its subordinate voting shares.

Under these adverse rules (a) the excess distribution or gain will be allocated ratably over the U.S. Holder’s holding period, (b) the amount allocated to the current taxable year and any taxable year prior to the first taxable year in which we are classified as a PFIC will be taxed as ordinary income and (c) the amount allocated to each other taxable year during the U.S. Holder’s holding period in which we were classified as a PFIC (i) will be subject to tax at the highest rate of tax in effect for the applicable category of taxpayer for that year and (ii) will be subject to an interest charge at a statutory rate with respect to the resulting tax attributable to each such other taxable year.

If we are classified as a PFIC, a U.S. Holder will generally be treated as owning a proportionate amount (by value) of stock or shares owned by us in any direct or indirect subsidiaries that are also PFICs and will be subject to similar adverse rules with respect to any distributions we receive from, and dispositions we make of, the stock or shares of such subsidiaries. You are urged to consult your tax advisors about the application of the PFIC rules to any of our subsidiaries.

If we are classified as a PFIC and then cease to be so classified, a U.S. Holder may make an election (a “deemed sale election”) to be treated for U.S. federal income tax purposes as having sold such U.S. Holder’s subordinate voting shares on the last day our taxable year during which we were a PFIC. A U.S. Holder that makes a deemed sale election would then cease to be treated as owning stock in a PFIC by reason of ownership of our subordinate voting shares. However, gain recognized as a result of making the deemed sale election would be subject to the adverse rules described above and loss would not be recognized.

PFIC “mark-to-market” election

In certain circumstances, a U.S. Holder can avoid certain of the adverse rules described above by making a mark-to-market election with respect to its subordinate voting shares, provided that the subordinate voting shares are “marketable.” Subordinate voting shares will be marketable if they are “regularly traded” on a “qualified exchange” or other market within the meaning of applicable U.S. Treasury Regulations. The NYSE is a “qualified exchange.” You should consult your own tax advisor with respect to such rules.

A U.S. Holder that makes a mark-to-market election must include in gross income, as ordinary income, for each taxable year that we are a PFIC an amount equal to the excess, if any, of the fair market value of the U.S. Holder’s subordinate voting shares at the close of the taxable year over the U.S. Holder’s adjusted tax basis in its subordinate voting shares. An electing U.S. Holder may also claim an ordinary loss deduction for the excess, if any, of the U.S. Holder’s adjusted tax basis in its subordinate voting shares over the fair market value of its subordinate voting shares at the close of the taxable year, but this deduction is allowable only to the extent of any net mark-to-market gains previously included in income. A U.S. Holder that makes a mark-to-market election generally will adjust such U.S. Holder’s tax basis in its subordinate voting shares to reflect the amount included in gross income or allowed as a deduction because of such mark-to-market election. Gains from an actual sale or other disposition of subordinate voting shares in a year in which we are a PFIC will be treated as ordinary income, and any losses incurred on a sale or other disposition of subordinate voting shares will be treated as ordinary losses to the extent of any net mark-to-market gains previously included in income.

If we are classified as a PFIC for any taxable year in which a U.S. Holder owns subordinate voting shares but before a mark-to-market election is made, the adverse PFIC rules described above will apply to any mark-to-market gain recognized in the year the election is made. Otherwise, a mark-to-market election will be effective for the taxable year for which the election is made and all subsequent taxable years. The election cannot be revoked without the consent of the Internal Revenue Service (“IRS”) unless the subordinate voting shares cease to be marketable, in which case the election is automatically terminated.

A mark-to-market election is not permitted for the shares of any of our subsidiaries that are also classified as PFICs. Prospective investors should consult their own tax advisors regarding the availability of, and the procedure for making, a mark-to-market election.

PFIC “QEF” election

In some cases, a shareholder of a PFIC can avoid the interest charge and the other adverse PFIC consequences described above by obtaining certain information from such PFIC and by making a QEF election to be taxed currently on its share of the PFIC’s undistributed income. We do not, however, expect to provide the information regarding our income that would be necessary in order for a U.S. Holder to make a QEF election with respect to subordinate voting shares if we are classified as a PFIC.

PFIC information reporting requirements

If we are a PFIC in any year, a U.S. Holder of subordinate voting shares in such year will be required to file an annual information return on IRS Form 8621 regarding distributions received on such subordinate voting shares and any gain realized on disposition of such subordinate voting shares. In addition, if we are a PFIC, a U.S. Holder will generally be required to file an annual information return with the IRS (also on IRS Form 8621, which PFIC shareholders are required to file with their U.S. federal income tax or information return) relating to their ownership of subordinate voting shares. This new filing requirement is in addition to the pre-existing reporting requirements described above that apply to a U.S. Holder’s interest in a PFIC (which this requirement does not affect).

NO ASSURANCE CAN BE GIVEN THAT WE ARE NOT CURRENTLY A PFIC OR THAT WE WILL NOT BECOME A PFIC IN THE FUTURE. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE OPERATION OF THE PFIC RULES AND RELATED REPORTING REQUIREMENTS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, INCLUDING THE ADVISABILITY OF MAKING ANY ELECTION THAT MAY BE AVAILABLE.

Reporting Requirements and Backup Withholding

Information reporting to the U.S. Internal Revenue Service generally will be required with respect to payments on the subordinate voting shares and proceeds of the sale, exchange or redemption of the subordinate voting shares paid within the United States or through certain U.S.-related financial intermediaries to holders that are U.S. taxpayers, other than exempt recipients. A “backup” withholding tax may apply to those payments if such holder fails to provide a taxpayer identification number to the paying agent or fails to certify that no loss of exemption from backup withholding has occurred (or if such holder otherwise fails to establish an exemption). We or the applicable paying agent will withhold on a distribution if required by applicable law. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.

U.S. Holders that own certain “foreign financial assets” (which may include the subordinate voting shares) are required to report information relating to such assets, subject to certain exceptions, on IRS Form 8938. In addition to these requirements, U.S. Holders may be required to annually file FinCEN Report 114, Report of Foreign Bank and Financial Accounts (“FBAR”) with the U.S. Department of Treasury. U.S. Holders should consult their own tax advisors regarding the applicability of FBAR and other reporting requirements in light of their individual circumstances.

THE ABOVE DISCUSSION DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A PARTICULAR INVESTOR. YOU ARE STRONGLY URGED TO CONSULT YOUR OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO YOU OF AN INVESTMENT IN THE SUBORDINATE VOTING SHARES.

UNDERWRITING

The Company, the selling shareholders and the underwriters named below have entered into an underwriting agreement with respect to the shares being offered. Subject to certain conditions, the underwriters have agreed to purchase the number of shares indicated in the following table.

Underwriter	Number of Shares
Barclays Capital Inc.	4,500,000
Credit Suisse Securities (USA) LLC	4,500,000
CIBC World Markets Inc.	1,000,000

Total	10,000,000

The offering is being made concurrently in the United States and in each of the provinces and territories of Canada. The subordinate voting shares will be offered in the United States through those underwriters who are registered to offer the subordinate voting shares for the sale in the United States, and such other registered dealers as may be designated by the underwriters. The subordinate voting shares will be offered in each of the provinces and territories of Canada through those underwriters or their Canadian affiliates who are registered to offer the subordinate voting shares for sale in such provinces and territories and such other registered dealers as may be designated by the underwriters. Subject to applicable law, the underwriters, or such other registered dealers as may be designated by the underwriters, may offer the subordinate voting shares outside of the United States and Canada.

The obligations of the underwriters under the underwriting agreement are subject to customary conditions, including the delivery of certain documents and legal opinions and the condition that there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NYSE and on the TSX; (ii) a suspension or material limitation in trading in our securities on the NYSE and on the TSX; (iii) a general moratorium on commercial banking activities in the United States or Canada declared by the relevant authorities, or a material disruption in commercial banking or securities settlement or clearance services in the United States or Canada; (iv) the outbreak or escalation of hostilities involving the United States or Canada or the declaration by the United States or Canada of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or Canada or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the underwriters’ judgment makes it impracticable or inadvisable to proceed with our offering or the delivery of our subordinate voting shares. The underwriters, however, are obligated to take and pay for all of the subordinate voting shares being offered.

We expect that delivery of the subordinate voting shares will be made against payment therefor on or about the date specified on the cover page of this prospectus, which will be the third business day following the date of pricing of the subordinate voting shares (such settlement code being herein referred to as “T+3”). Pursuant to SEC Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the subordinate voting shares on the date of pricing will be required, by virtue of the fact that the subordinate voting shares initially will settle T+3, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.

Paid by the Selling Shareholders

The underwriters have agreed to purchase the subordinate voting shares from the selling shareholders at a price of $                 per share, which will result in $                 of proceeds to the selling shareholders before expenses. The underwriters propose to offer the subordinate voting shares from time to time for sale in one or more transactions on the New York Stock Exchange, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The fees and expenses of the offering, excluding underwriting commissions, are estimated at approximately $1,500,000 and are payable by us. We have also agreed to reimburse the underwriters for expenses relating to the clearance of this offering with the Financial Industry Regulatory Authority up to $15,000.

After the underwriters have made a reasonable effort to sell all of the shares offered by this prospectus at the offering price stated on the cover page of this prospectus, the underwriters may decrease the offering price from time to time, and the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by the purchasers for the shares is less than the gross proceeds paid by the underwriters to the selling shareholders. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part, and the right is reserved to close the subscription books at any time without notice.

The company, its officers, directors, and the selling shareholders have agreed with the underwriters, subject to certain exceptions, not to dispose of or hedge any of their subordinate voting shares or multiple voting shares or securities convertible into or exchangeable for subordinate voting shares or multiple voting shares during the period from the date of this prospectus continuing through the date 45 days after the date of this prospectus, except with the prior written consent of the representatives. This agreement does not apply to any existing employee benefit plans.

Our subordinate voting shares are listed on the NYSE in the United States and on the TSX in Canada under the symbol “GOOS.”

In connection with the offering, the underwriters may purchase and sell subordinate voting shares in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting commissions received by it because the representatives have repurchased subordinate voting shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

In accordance with rules and policy statements of certain Canadian securities regulatory authorities and the Universal Market Integrity Rules for Canadian Marketplaces (“UMIR”), the underwriters may not, at any time during the period of distribution, bid for or purchase subordinate voting shares. The foregoing restriction is, however, subject to exceptions as permitted by such rules and policy statements and UMIR. These exceptions include a bid or purchase permitted under such rules and policy statements and UMIR, relating to market stabilization and market balancing activities and a bid or purchase on behalf of a customer where the order was not solicited.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the company’s subordinate voting shares, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the subordinate voting shares. As a result, the price of the subordinate voting shares may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on the NYSE, TSX, in the over-the-counter market or otherwise.

Selling Restrictions

Other than in the United States and each of the Canadian provinces and territories, no action has been taken by us or the underwriters that would permit a public offering of the subordinate voting shares offered by this prospectus in any jurisdiction where action for that purpose is required. The subordinate voting shares offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such subordinate voting shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any subordinate voting shares offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of our subordinate voting shares may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of our subordinate voting shares may be made at any time under the following exemptions under the Prospectus Directive:

(a) to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b) to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the representatives for any such offer; or

(c) in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of our subordinate voting shares shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to our subordinate voting shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and our subordinate voting shares to be offered so as to enable an investor to decide to purchase our subordinate voting shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (as amended), including by Directive 2010/73/EU, and includes any relevant implementing measure in the Relevant Member State.

This European Economic Area selling restriction is in addition to any other selling restrictions set out below.

United Kingdom

Each underwriter has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”) received by it in connection with the issue or sale of our subordinate voting shares in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to our subordinate voting shares in, from or otherwise involving the United Kingdom.

Switzerland

The subordinate voting shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”), or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, us or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (“FINMA”), and the offer of the shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the shares.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Hong Kong

The subordinate voting shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) and any rules made under that Ordinance.

Japan

The subordinate voting shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (the “FIEL”) and, accordingly, the subordinate voting shares have not been and will not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time.

People’s Republic of China

This prospectus may not be circulated or distributed in the PRC and the subordinate voting shares may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws and regulations of the PRC.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the subordinate voting shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the subordinate voting shares pursuant to an offer made under Section 275 of the SFA except:

•	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

•	where no consideration is or will be given for the transfer;

•	where the transfer is by operation of law;

•	as specified in Section 276(7) of the SFA; or

•	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

The underwriters do not expect sales to discretionary accounts to exceed five percent of the total number of subordinate voting shares offered.

The company and the selling shareholders have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act and applicable Canadian securities laws.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates may have provided, and may in the future provide, a variety of these services to the issuer and to persons and entities with relationships with the issuer, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the issuer. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Ropes & Gray LLP, San Francisco, CA. Ropes & Gray LLP and some of its attorneys are limited partners of RGIP, LP, which is an investor in certain investment funds advised by Bain Capital Partners LLC and often a co-investor with such funds. Upon the consummation of the offering, RGIP, LP will directly or indirectly own less than 1% of the voting power of our outstanding voting shares. The validity of the issuance of our subordinate voting shares offered in this prospectus and certain other legal matters as to Canadian law will be passed upon for us by Stikeman Elliott LLP, Canada. Certain legal matters as to Canadian law will be passed upon for the underwriters by Osler, Hoskin & Harcourt LLP, Toronto, Canada. The partners, counsel and associates of each of Stikeman Elliott LLP and Osler, Hoskin & Harcourt LLP, respectively as a group, beneficially own directly and indirectly, less than 1% of our outstanding securities of any class. The underwriters are being represented by Latham & Watkins LLP, New York, NY.

EXPERTS

The financial statements incorporated in this prospectus supplement by reference from Amendment No. 1 to the Company’s Annual Report on Form 20-F/A for the year ended March 31, 2018, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their reports (which report on the internal control over financial reporting expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting because of material weaknesses), which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to our subordinate voting shares being offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement. For further information with respect to us and our subordinate voting shares, reference is made to the registration statement and its exhibits. Statements contained in this prospectus supplement or the accompanying prospectus as to the contents of any contract or other document are not necessarily complete. We are required to file annual reports and other information with the SEC. The registration statement, such reports and other information can be inspected and copied at the Public Reference Room of the SEC located at 100 F Street, N.E., Washington, D.C. 20549. Copies of such materials, including copies of all or any portion of the registration statement, can be obtained from the Public Reference Room of the SEC at prescribed rates. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. Such materials may also be accessed electronically by means of the SEC’s website at www.sec.gov.

We are also subject to the full informational requirements of the securities commissions in all provinces and territories of Canada. You are invited to read and copy any reports, statements or other information, other than confidential filings, that we intend to file with the Canadian provincial and territorial securities commissions. These filings are also electronically available from the Canadian System for Electronic Document Analysis and Retrieval (SEDAR) (http://www.sedar.com), the Canadian equivalent of the SEC’s Electronic Document Gathering and Retrieval System. Documents filed on SEDAR are not, and should not be considered, part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus supplement. We incorporate by reference into this prospectus supplement the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c) 15(d) of the Exchange Act, except for information “furnished” to the SEC which is not deemed filed and not incorporated in this prospectus supplement, until the termination of the offering of securities described in the applicable prospectus supplement. We hereby incorporate by reference Amendment No. 1 to our Annual Report on Form 20-F/A for the year ended March 31, 2018, filed with the SEC on June 19, 2018 (File No. 001-38027) and the description of share capital contained in the our Registration Statement on Form 8-A, as filed with the SEC on March 7, 2017 (File No. 001-38027). We also incorporate by reference any future annual reports on Form 20-F we file with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act, after the date of this prospectus supplement and prior to the termination of any offering contemplated in this prospectus supplement, and any future reports on Form 6-K we furnish to the SEC during such period that are identified in such reports as being incorporated by reference in this prospectus supplement.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Secretary

250 Bowie Ave

Toronto, Ontario, Canada M6E 4Y2

(416) 780-9850

Copies of these filings are also available, without charge, on the SEC’s website at www.sec.gov and on our website at https://investor.canadagoose.com/corporate-governance/default.aspx?section=documents as soon as reasonably practicable after they are filed electronically with the SEC. The information contained on our website is not a part of this prospectus.

Prospectus

Canada Goose Holdings Inc.

Subordinate voting shares

The selling shareholders to be named in a prospectus supplement may offer and sell our subordinate voting shares from time to time in amounts, at prices and on terms that will be determined at the time of the offering.

This prospectus describes the general manner in which our subordinate voting shares may be offered and sold by the selling shareholders. The specific manner in which subordinate voting shares may be offered and sold will be described in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell securities without a prospectus supplement describing the method and terms of the offering.

You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our subordinate voting shares.

Our subordinate voting shares are listed on the New York Stock Exchange in the United States and on the Toronto Stock Exchange in Canada under the symbol “GOOS.” On June 19, 2018, the last reported sale prices of our subordinate voting shares on the New York Stock Exchange in the United States and the Toronto Stock Exchange in Canada were US$67.42 and C$89.73, respectively.

Investing in our subordinate voting shares involves substantial risk. Please read “Risk Factors” beginning on page 1 of this prospectus and any risk factors described in any applicable prospectus supplement and in the documents we incorporate by reference.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated June 20, 2018.

We have not authorized anyone to provide any information or to make any representations other than those contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement or in any free writing prospectuses we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any accompanying prospectus supplement are an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information incorporated by reference or contained in this prospectus and any accompanying prospectus supplement is current only as of the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

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ABOUT THIS PROSPECTUS

Unless otherwise indicated, all references in this prospectus to “Canada Goose,” “we,” “our,” “us,” “the company” or similar terms refer to Canada Goose Holdings Inc. and its consolidated subsidiaries. We publish our consolidated financial statements in Canadian dollars. Unless otherwise specified, all monetary amounts are in Canadian dollars, all references to “$,” “C$,” “CDN$,” “CAD$,” and “dollars” mean Canadian dollars and all references to “US$” and “USD” mean U.S. dollars.

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”), as a “well-known seasoned issuer” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this shelf registration process, the selling shareholders may from time to time sell our subordinate voting shares in one or more offerings. This prospectus provides you with a general description of our subordinate voting shares. Each time the selling shareholders sell subordinate voting shares under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including information about the selling shareholders. The prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. The rules of the SEC allow us to incorporate information by reference into this prospectus. This information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Before making your investment decision, you should read both this prospectus and any prospectus supplement, including all documents incorporated herein or therein by reference, together with additional information described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

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OUR COMPANY

Founded in a small warehouse in Toronto, Canada in 1957, Canada Goose has grown into one of the world’s leading makers of performance luxury apparel. Every Canada Goose product is informed by the rugged demands of the Arctic and inspired by relentless innovation and uncompromised craftsmanship. From Antarctic research facilities and the Canadian High Arctic, to the streets of New York, London, Milan, Paris, Tokyo and beyond, people have fallen in love with our brand and made it a part of their everyday lives.

RISK FACTORS

Investing in our subordinate voting shares involves a high degree of risk. See “Item 3D—Risk Factors” in our most recent Annual Report on Form 20-F, as amended and in subsequent reports, each of which are incorporated by reference in this prospectus, and the “Risk Factors” section in the applicable prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase our subordinate voting shares.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. These statements are neither historical facts nor assurances of future performance. Instead, they are based on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, and other future conditions. Forward-looking statements can be identified by words such as “anticipate,” “believe,” “envision,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” “contemplate” and other similar expressions, although not all forward-looking statements contain these identifying words.

Certain assumptions made in preparing the forward-looking statements contained in this prospectus and certain documents incorporated herein include:

•	our ability to implement our growth strategies;

•	our ability to maintain good business relationships with our suppliers, wholesalers and distributors;

•	our ability to keep pace with changing consumer preferences;

•	our ability to protect our intellectual property; and

•	the absence of material adverse changes in our industry or the global economy.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We believe that these risks and uncertainties include, but are not limited to, those described in the “Risk Factors” section of Amendment No. 1 to our Annual Report on Form 20-F/A, which include, but are not limited to, the following risks:

•	we may be unable to maintain the strength of our brand or to expand our brand to new products and geographies;

•	we may be unable to protect or preserve our brand image and proprietary rights;

•	we may not be able to satisfy changing consumer preferences;

•	an economic downturn may affect discretionary consumer spending;

•	we may not be able to compete in our markets effectively;

•	we may not be able to manage our growth effectively;

•	poor performance during our peak season may affect our operating results for the full year;

•	our indebtedness may adversely affect our financial condition;

•	we may be unable to remediate weaknesses in our internal controls over financial reporting;

•	our ability to maintain relationships with our select number of suppliers;

•	our ability to manage our product distribution through our retail partners and international distributors;

•	the success of our expansion into China and other new store openings;

•	the success of our marketing programs;

•	our ability to forecast our inventory needs;

•	the risk our business is interrupted because of a disruption at our headquarters; and

•	fluctuations in raw materials costs or currency exchange rates.

Although we base the forward-looking statements contained in this prospectus on assumptions that we believe are reasonable, we caution you that actual results and developments (including our results of operations, financial condition and liquidity, and the development of the industry in which we operate) may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus. In addition, even if results and developments are consistent with the forward-looking statements contained in this prospectus, those results and developments may not be indicative of results or developments in subsequent periods.

No forward-looking statement is a guarantee of future results. Moreover, we operate in a highly competitive and rapidly changing environment in which new risks often emerge. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make.

You should read this prospectus and the documents incorporated herein and have filed as exhibits hereto completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements contained herein are made as of the date of this prospectus, and we do not assume any obligation to update any forward-looking statements except as required by applicable law.

USE OF PROCEEDS

We will not receive any proceeds from the sale of our subordinate voting shares by the selling shareholders. The selling shareholders will bear any underwriting commissions and discounts attributable to the sale by them of subordinate voting shares.

DESCRIPTION OF SHARE CAPITAL

Our articles also provide for an unlimited number of preferred shares, issuable in series. The following is a summary of the terms of our subordinate voting shares, multiple voting shares and preferred shares, as set forth in our articles, and certain related sections of the BCBCA. The following summary is subject to, and is qualified in its entirety by reference to, the provisions of our articles and the applicable provisions of the BCBCA. You may obtain copies of our articles as described under “Where You Can Find More Information” in this prospectus.

Authorized Share Capital

Our share capital consists of an unlimited number of subordinate voting shares, an unlimited number of multiple voting shares and an unlimited number of preferred shares, issuable in series. All of the issued and outstanding multiple voting shares are, directly or indirectly, held by Bain Capital, Dani Reiss and their respective Permitted Holders (as defined below).

The subordinate voting shares are “restricted securities” within the meaning of such term under applicable securities laws in Canada. We are exempt from the requirements of Part 12 of National Instrument 41-101—General Prospectus Requirements on the basis that the securities being offered hereunder are the same class of securities distributed under the prospectus filed in connection with our initial public offering (“IPO”) and we were a private issuer within the meaning of such term under applicable securities laws in Canada immediately before our IPO.

In connection with the IPO, we filed an undertaking with the Ontario Securities Commission pursuant to which we have agreed to provide reasonable prior notice to the Ontario Securities Commission in the event that we intend to issue a series of preferred shares that would restrict the rights of the subordinate voting shares, regardless of any existing restrictions on the subordinate voting shares due to the existence of the multiple voting shares.

Subordinate Voting Shares and Multiple Voting Shares

Holders of our multiple voting shares are entitled to 10 votes per multiple voting share and holders of subordinate voting shares are entitled to one vote per subordinate voting share on all matters upon which holders of shares are entitled to vote. Subject to the prior rights of the holders of our preferred shares, the holders of our multiple voting shares and subordinate voting shares are entitled to receive dividends as and when declared by our board of directors, without preference or distinction among or between the subordinate voting shares and the multiple voting shares. Subject to the prior payment to the holders of our preferred shares, in the event of our liquidation, dissolution or winding-up or other distribution of our assets among our shareholders, the holders of our multiple voting shares and subordinate voting shares are entitled to share pro rata in the distribution of the balance of our assets, without preference or distinction among or between the subordinate voting shares and the multiple voting shares. Holders of multiple voting shares and subordinate voting shares have no pre-emptive or conversion or exchange rights or other subscription rights, except that each outstanding multiple voting share may at any time, at the option of the holder, be converted into one subordinate voting share and our multiple voting shares will automatically convert into our subordinate voting shares upon certain transfers and other events, as described below under “—Conversion.” There are no redemption, retraction, purchase for cancellation or surrender provisions or sinking or purchase fund provisions applicable to our subordinate voting shares or multiple voting shares. There is no provision in our articles requiring holders of subordinate voting shares or multiple voting shares to contribute additional capital, or permitting or restricting the issuance of additional securities or any other material restrictions. The special rights or restrictions attached to the subordinate voting shares and multiple voting shares are subject to and may be adversely affected by, the rights attached to any series of preferred shares that we may designate in the future.

Conversion

The subordinate voting shares are not convertible into any other class of shares. Each outstanding multiple voting share may at any time, at the option of the holder, be converted into one subordinate voting share. Upon the first date that any multiple voting share shall be held by a person other than by a Permitted Holder (as defined below), the Permitted Holder which held such multiple voting share until such date, without any further action, shall automatically be deemed to have exercised his, her or its rights to convert such multiple voting share into a fully paid and non-assessable subordinate voting share.

In addition:

•	all multiple voting shares held by the Bain Group Permitted Holders will convert automatically into subordinate voting shares at such time as the Bain Group Permitted Holders that hold multiple voting shares no longer as a group beneficially own, directly or indirectly and in the aggregate, at least 15% of the issued and outstanding subordinate voting shares and multiple voting shares; and

•	all multiple voting shares held by the Reiss Group Permitted Holders will convert automatically into subordinate voting shares at such time that is the earlier to occur of the following: (i) the Reiss Group Permitted Holders that hold multiple voting shares no longer as a group beneficially own, directly or indirectly and in the aggregate, at least 15% of the issued and outstanding subordinate voting shares and multiple voting shares, and (ii) Dani Reiss is no longer serving as a director or in a senior management position at our company.

For the purposes of the foregoing:

“Affiliate” means, with respect to any specified Person, any other Person which directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such specified Person;

“Bain Group Permitted Holders” means Brent (B.C.) Participation S.à r.l. and any of its Affiliates, and entities controlled, directly or indirectly, or managed by Bain Capital or an Affiliate of Bain Capital;

“Members of the Immediate Family” means with respect to any individual, each parent (whether by birth or adoption), spouse, or child (including any step-child) or other descendants (whether by birth or adoption) of such individual, each spouse of any of the aforementioned Persons, each trust created solely for the benefit of such individual and/or one or more of the aforementioned Persons and each legal representative of such individual or of any aforementioned Persons (including without limitation a tutor, curator, mandatory due to incapacity, custodian, guardian or testamentary executor), acting in such capacity under the authority of the law, an order from a competent tribunal, a will or a mandate in case of incapacity or similar instrument. For the purposes of this definition, a Person shall be considered the spouse of an individual if such Person is legally married to such individual, lives in a civil union with such individual or is the common law partner (as defined in the Income Tax Act (Canada) as amended from time to time) of such individual. A Person who was the spouse of an individual within the meaning of this paragraph immediately before the death of such individual shall continue to be considered a spouse of such individual after the death of such individual;

“Permitted Holders” means any of (i) the Bain Group Permitted Holders, and (ii) the Reiss Group Permitted Holders;

“Person” means any individual, partnership, corporation, company, association, trust, joint venture or limited liability company;

“Reiss Group Permitted Holders” means (i) Dani Reiss and any Members of the Immediate Family of Dani Reiss, and (ii) any Person controlled, directly or indirectly by one or more of the Persons referred to in clause (i) above; and

A Person is “controlled” by another Person or other Persons if: (i) in the case of a company or other body corporate wherever or however incorporated: (A) securities entitled to vote in the election of directors carrying in the aggregate at least a majority of the votes for the election of directors and representing in the aggregate at least a majority of the participating (equity) securities are held, other than by way of security only, directly or indirectly, by or solely for the benefit of the other Person or Persons; and (B) the votes carried in the aggregate by such securities are entitled, if exercised, to elect a majority of the board of directors of such company or other body corporate; or (ii) in the case of a Person that is not a company or other body corporate, at least a majority of the participating (equity) and voting interests of such Person are held, directly or indirectly, by or solely for the benefit of the other Person or Persons; and “controls”, “controlling” and “under common control with” shall be interpreted accordingly.

Preferred Shares

Under our articles, the preferred shares may be issued in one or more series. Accordingly, our board of directors is authorized, without shareholder approval but subject to the provisions of the BCBCA, to determine the maximum number of shares of each series, create an identifying name for each series and attach such special rights or restrictions, including dividend, liquidation and voting rights, as our board of directors may determine, and such special rights or restrictions, including dividend, liquidation and voting rights, may be superior to those of each of the subordinate voting shares and the multiple voting shares. The issuance of preferred shares, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change of control of our company and might adversely affect the market price of our subordinate voting shares and multiple voting shares and the voting and other rights of the holders of subordinate voting shares and multiple voting shares.

Certain Important Provisions of our Articles and the BCBCA

The following is a summary of certain important provisions of our articles and certain related sections of the BCBCA. Please note that this is only a summary and is not intended to be exhaustive. This summary is subject to, and is qualified in its entirety by reference to, the provisions of our articles and the BCBCA.

Stated Objects or Purposes

Our articles do not contain stated objects or purposes and do not place any limitations on the business that we may carry on.

Directors

Power to vote on matters in which a director is materially interested. Under the BCBCA a director who has a material interest in a contract or transaction, whether made or proposed, that is material to us, must disclose such interest to us, subject to certain exceptions such as if the contract or transaction: (i) is an arrangement by way of security granted by us for money loaned to, or obligations undertaken by, the director for our benefit or for one of our affiliates’ benefit; (ii) relates to an indemnity or insurance permitted under the BCBCA; (iii) relates to the remuneration of the director in his or her capacity as director, officer, employee or agent of our company or of one of our affiliates; (iv) relates to a loan to our company while the director is the guarantor of some or all of the loan; or (v) is with a corporation that is affiliated to us while the director is also a director or senior officer of that corporation or an affiliate of that corporation.

A director who holds such disclosable interest in respect of any material contract or transaction into which we have entered or propose to enter may be required to absent himself or herself from the meeting while discussions and voting with respect to the matter are taking place. Directors are also required to comply with certain other relevant provisions of the BCBCA regarding conflicts of interest.

Directors’ power to determine the remuneration of directors. The remuneration of our directors is determined by our directors subject to our articles. The remuneration may be in addition to any salary or other remuneration paid to any of our employees (including executive officers) who are also directors.

Number of shares required to be owned by a director. Neither our articles nor the BCBCA provide that a director is required to hold any of our shares as a qualification for holding his or her office. Our board of directors has discretion to prescribe minimum share ownership requirements for directors.

Issuance of Additional Multiple Voting Shares

We may not issue multiple voting shares without the approval of at least two-thirds of the votes cast at a meeting of the holders of subordinate voting shares duly held for that purpose. However, approval is not required in connection with a subdivision or consolidation on a pro rata basis as between the subordinate voting shares and the multiple voting shares.

Subdivision or Consolidation

No subdivision or consolidation of the subordinate voting shares or the multiple voting shares may be carried out unless, at the same time, the multiple voting shares or the subordinate voting shares, as the case may be, are subdivided or consolidated in the same manner and on the same basis.

Certain Amendments and Change of Control

In addition to any other voting right or power to which the holders of subordinate voting shares shall be entitled by law or regulation or other provisions of our articles from time to time in effect, but subject to the provisions of our articles, holders of subordinate voting shares shall be entitled to vote separately as a class, in addition to any other vote of our shareholders that may be required, in respect of any alteration, repeal or amendment of our articles which would adversely affect the rights or special rights of the holders of subordinate voting shares or affect the holders of subordinate voting shares and multiple voting shares differently, on a per share basis, including an amendment to our articles that provide that any multiple voting shares sold or transferred to a Person that is not a Permitted Holder shall be automatically converted into subordinate voting shares.

Pursuant to our articles, holders of subordinate voting shares and multiple voting shares will be treated equally and identically, on a per share basis, in certain change of control transactions that require approval of our shareholders under the BCBCA, unless different treatment of the shares of each such class is approved by a majority of the votes cast by the holders of our subordinate voting shares and multiple voting shares, each voting separately as a class.

Our articles do not otherwise contain any change of control limitations with respect to a merger, acquisition or corporate restructuring that involves us.

Shareholder Meetings

Subject to applicable stock exchange requirements, we must hold a general meeting of our shareholders at least once every year at a time and place determined by our board of directors, provided that the meeting must not be held later than 15 months after the preceding annual general meeting. A meeting of our shareholders may be held anywhere in or outside British Columbia.

A notice to convene a meeting, specifying the date, time and location of the meeting, and, where a meeting is to consider special business, the general nature of the special business must be sent to each shareholder entitled to attend the meeting and to each director not less than 21 days and no more than 60 days prior to the meeting, although, as a result of applicable securities laws, the minimum time for notice is effectively longer in most circumstances. Under the BCBCA, shareholders entitled to notice of a meeting may waive or reduce the period of notice for that meeting, provided applicable securities laws are met. The accidental omission to send notice of any meeting of shareholders to, or the non-receipt of any notice by, any person entitled to notice does not invalidate any proceedings at that meeting.

A quorum for meetings of shareholders is present if shareholders who, in the aggregate, hold at least 25% of the issued shares plus at least a majority of multiple voting shares entitled to be voted at the meeting are present in person or represented by proxy. If a quorum is not present at the opening of any meeting of shareholders, the meeting stands adjourned to the same day in the next week at the same time and place, unless the meeting was requisitioned by shareholders, in which case the meeting is dissolved.

Holders of our subordinate voting shares and multiple voting shares are entitled to attend and vote at meetings of our shareholders except meetings at which only holders of a particular class are entitled to vote. Except as otherwise provided with respect to any particular series of preferred shares, and except as otherwise required by law, the holders of our preferred shares are not entitled as a class to receive notice of, or to attend or vote at any meetings of our shareholders. Our directors, our secretary (if any), our auditor and any other persons invited by our Chairman or directors or with the consent of those at the meeting are entitled to attend any meeting of our shareholders but will not be counted in the quorum or be entitled to vote at the meeting unless he or she is a shareholder or proxyholder entitled to vote at the meeting.

Shareholder Proposals and Advance Notice Procedures

Under the BCBCA, qualified shareholders holding at least one percent (1%) of our issued voting shares or where shares have a fair market value in excess of $2000 in the aggregate may make proposals for matters to be considered at the annual general meeting of shareholders. Such proposals must be sent to us in advance of any proposed meeting by delivering a timely written notice in proper form to our registered office in accordance with the requirements of the BCBCA. The notice must include information on the business the shareholder intends to bring before the meeting. To be a qualified shareholder, a shareholder must currently be and have been a registered or beneficial owner of at least one share of the company for at least two years before the date of signing the proposal.

We have included certain advance notice provisions with respect to the election of our directors in our articles (the “Advance Notice Provisions”). The Advance Notice Provisions are intended to: (i) facilitate orderly and efficient annual general meetings or, where the need arises, special meetings; (ii) ensure that all shareholders receive adequate notice of board nominations and sufficient information with respect to all nominees; and (iii) allow shareholders to register an informed vote. Only persons who are nominated in accordance with the Advance Notice Provisions will be eligible for election as directors at any annual meeting of shareholders, or at any special meeting of shareholders if one of the purposes for which the special meeting was called was the election of directors.

Under the Advance Notice Provisions, a shareholder wishing to nominate a director would be required to provide us notice, in the prescribed form, within the prescribed time periods. These time periods include, (i) in the case of an annual meeting of shareholders (including annual and special meetings), not less than 30 days prior to the date of the annual meeting of shareholders; provided, that if the first public announcement of the date of the annual meeting of shareholders (the “Notice Date”) is less than 50 days before the meeting date, not later than the close of business on the 10th day following the Notice Date; and (ii) in the case of a special meeting (which is not also an annual meeting) of shareholders called for any purpose which includes electing directors, not later than the close of business on the 15th day following the Notice Date, provided that, in either instance, if notice-and-access (as defined in National Instrument 54-101—Communication with Beneficial Owners of

Securities of a Reporting Issuer) is used for delivery of proxy related materials in respect of a meeting described above, and the Notice Date in respect of the meeting is not less than 50 days prior to the date of the applicable meeting, the notice must be received not later than the close of business on the 40th day before the applicable meeting.

These provisions could have the effect of delaying until the next shareholder meeting the nomination of certain persons for director that are favored by the holders of a majority of our outstanding voting securities.

Take-Over Bid Protection

Under applicable securities laws in Canada, an offer to purchase multiple voting shares would not necessarily require that an offer be made to purchase subordinate voting shares. In accordance with the rules of the TSX designed to ensure that, in the event of a take-over bid, the holders of subordinate voting shares will be entitled to participate on an equal footing with holders of multiple voting shares, the holders of multiple voting shares have entered into a customary coattail agreement with us and a trustee (the “Coattail Agreement”). The Coattail Agreement contains provisions customary for dual-class, TSX-listed corporations designed to prevent transactions that otherwise would deprive the holders of subordinate voting shares of rights under applicable securities laws in Canada to which they would have been entitled if the multiple voting shares had been subordinate voting shares.

The undertakings in the Coattail Agreement do not apply to prevent a sale by the holders of multiple voting shares or their Permitted Holders of multiple voting shares if concurrently an offer is made to purchase subordinate voting shares that:

(a)	offers a price per subordinate voting share at least as high as the highest price per share to be paid pursuant to the take-over bid for the multiple voting shares;

(b)	provides that the percentage of outstanding subordinate voting shares to be taken up (exclusive of shares owned immediately prior to the offer by the offeror or persons acting jointly or in concert with the offeror) is at least as high as the percentage of multiple voting shares to be sold (exclusive of multiple voting shares owned immediately prior to the offer by the offeror and persons acting jointly or in concert with the offeror);

(c)	has no condition attached other than the right not to take up and pay for subordinate voting shares tendered if no shares are purchased pursuant to the offer for multiple voting shares; and

(d)	is in all other material respects identical to the offer for multiple voting shares.

In addition, the Coattail Agreement does not prevent the transfer of multiple voting shares to Permitted Holders, provided such transfer is not or would not have been subject to the requirements to make a take-over bid (if the vendor or transferee were in Canada) or constitutes or would be exempt from certain requirements applicable to take-over bids under applicable securities laws in Canada. The conversion of multiple voting shares into subordinate voting shares, whether or not such subordinate voting shares are subsequently sold, would not constitute a disposition of multiple voting shares for the purposes of the Coattail Agreement.

Under the Coattail Agreement, any sale of multiple voting shares by a holder of multiple voting shares party to the Coattail Agreement is conditional upon the transferee becoming a party to the Coattail Agreement, to the extent such transferred multiple voting shares are not automatically converted into subordinate voting shares in accordance with our articles.

The Coattail Agreement contains provisions for authorizing action by the trustee to enforce the rights under the Coattail Agreement on behalf of the holders of the subordinate voting shares. The obligation of the trustee to take such action is conditional on us or holders of the subordinate voting shares providing such funds and indemnity as the trustee may reasonably require. No holder of subordinate voting shares will have the right, other than through the trustee, to institute any action or proceeding or to exercise any other remedy to enforce any rights arising under the Coattail Agreement unless the trustee fails to act on a request authorized by holders of not less than 10% of the outstanding subordinate voting shares and reasonable funds and indemnity have been provided to the trustee.

Other than in respect of non-material amendments and waivers that do not adversely affect the interests of holders of subordinate voting shares, the Coattail Agreement provides that, among other things, it may not be amended, and no provision thereof may be waived, unless, prior to giving effect to such amendment or waiver, the following have been obtained: (a) the consent of the TSX and any other applicable securities regulatory authority in Canada; and (b) the approval of at least two-thirds of the votes cast by holders of subordinate voting shares represented at a meeting duly called for the purpose of considering such amendment or waiver, excluding votes attached to subordinate voting shares held by the holders of multiple voting shares or their affiliates and related parties and any persons who have an agreement to purchase multiple voting shares on terms which would constitute a sale or disposition for purposes of the Coattail Agreement, other than as permitted thereby.

No provision of the Coattail Agreement limits the rights of any holders of subordinate voting shares under applicable law.

Forum Selection

We have included a forum selection provision in our articles that provides that, unless we consent in writing to the selection of an alternative forum, the Superior Court of Justice of the Province of Ontario, Canada and the appellate courts therefrom, will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf; (ii) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, or other employees to us; (iii) any action or proceeding asserting a claim arising pursuant to any provision of the BCBCA or our articles; or (iv) any action or proceeding asserting a claim otherwise related to the relationships among us, our affiliates and their respective shareholders, directors and/or officers, but excluding claims related to our business or such affiliates. The forum selection provision also provides that our security holders are deemed to have consented to personal jurisdiction in the Province of Ontario and to service of process on their counsel in any foreign action initiated in violation of the foregoing provisions.

Limitation of Liability and Indemnification

Under the BCBCA, a company may indemnify: (i) a current or former director or officer of that company; (ii) a current or former director or officer of another corporation if, at the time such individual held such office, the corporation was an affiliate of the company, or if such individual held such office at the company’s request; or (iii) an individual who, at the request of the company, held, or holds, an equivalent position in another entity (an “indemnifiable person”) against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal, administrative or other legal proceeding or investigative action (whether current, threatened, pending or completed) in which he or she is involved because of that person’s position as an indemnifiable person, unless: (i) the individual did not act honestly and in good faith with a view to the best interests of such company or the other entity, as the case may be; or (ii) in the case of a proceeding other than a civil proceeding, the individual did not have reasonable grounds for believing that the individual’s conduct was lawful. A company cannot indemnify an indemnifiable person if it is prohibited from doing so under its articles or by applicable law. A company may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an indemnifiable person in respect of that proceeding only if the indemnifiable person has provided an undertaking that, if it is ultimately determined that the payment of expenses was prohibited, the indemnifiable person will repay any amounts advanced. Subject to the aforementioned prohibitions on indemnification, a company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an indemnifiable person in respect of such eligible proceeding if such indemnifiable person has not been reimbursed for such expenses, and was wholly successful, on the merits or otherwise, in the outcome of such eligible proceeding or was substantially successful on the merits in the outcome of such eligible proceeding. On application from an indemnifiable person, a court may make any order the court considers appropriate in respect of an eligible proceeding, including the indemnification of penalties imposed or expenses incurred in any such proceedings and the enforcement of an indemnification agreement. As permitted by the BCBCA, our articles require us to indemnify our directors, officers, former directors or officers (and such individual’s respective heirs and legal representatives) and permit us to indemnify any person to the extent permitted by the BCBCA.

Transfer Agent and Registrar

The transfer agent and registrar for our subordinate voting shares in the United States is Computershare Trust Company, N.A. at its principal office in Canton, Massachusetts, and in Canada is Computershare Investor Services Inc. at its principal office in Toronto, Ontario.

Ownership and Exchange Controls

There is no limitation imposed by Canadian law or by our articles on the right of a non-resident to hold or vote our subordinate voting shares or multiple voting shares, other than discussed below.

Competition Act

Limitations on the ability to acquire and hold our subordinate voting shares and multiple voting shares may be imposed by the Competition Act (Canada). This legislation permits the Commissioner of Competition, or Commissioner, to review any acquisition or establishment, directly or indirectly, including through the acquisition of shares, of control over or of a significant interest in us. This legislation grants the Commissioner jurisdiction, for up to one year after the acquisition has been substantially completed, to challenge this type of acquisition by seeking a remedial order, including an order to prohibit the acquisition or require divestitures, from the Canadian Competition Tribunal, which may be granted where the Competition Tribunal finds that the acquisition substantially prevents or lessens, or is likely to substantially prevent or lessen, competition.

This legislation also requires any person or persons who intend to acquire more than 20% of our voting shares or, if such person or persons already own more than 20% of our voting shares prior to the acquisition, more than 50% of our voting shares, to file a notification with the Canadian Competition Bureau if certain financial thresholds are exceeded. Where a notification is required, unless an exemption is available, the legislation prohibits completion of the acquisition until the expiration of the applicable statutory waiting period, unless the Commissioner either waives or terminates such waiting period or issues an advance ruling certificate. The Commissioner’s review of a notifiable transaction for substantive competition law considerations may take longer than the statutory waiting period.

Investment Canada Act

The Investment Canada Act requires each “non Canadian” (as defined in the Investment Canada Act) who acquires “control” of an existing “Canadian business,” to file a notification in prescribed form with the responsible federal government department or departments not later than 30 days after closing, provided the acquisition of control is not a reviewable transaction under the Investment Canada Act. Subject to certain exemptions, a transaction that is reviewable under the Investment Canada Act may not be implemented until an application for review has been filed and the responsible Minister of the federal cabinet has determined that the investment is likely to be of “net benefit to Canada” taking into account certain factors set out in the Investment Canada Act. Under the Investment Canada Act, an investment in our subordinate voting shares or multiple voting shares by a non-Canadian who is a World Trade Organization member country investor that is not a state-owned enterprise, would be reviewable only if it were an investment to acquire control of us pursuant to the Investment Canada Act and our enterprise value (as determined pursuant to the Investment Canada Act and its regulations) was equal to or greater than $1 billion, or $1.5 billion in the case of “trade agreement investors.”

The Investment Canada Act contains various rules to determine if there has been an acquisition of control. Generally, for purposes of determining whether an investor has acquired control of a corporation by acquiring shares, the following general rules apply, subject to certain exceptions: the acquisition of a majority of the undivided ownership interests in the voting shares of the corporation is deemed to be acquisition of control of that corporation; the acquisition of less than a majority, but one-third or more, of the voting shares of a corporation or of an equivalent undivided ownership interest in the voting shares of the corporation is presumed to be acquisition of control of that corporation unless it can be established that, on the acquisition, the corporation is not controlled in fact by the acquirer through the ownership of voting shares; and the acquisition of less than one third of the voting shares of a corporation or of an equivalent undivided ownership interest in the voting shares of the corporation is deemed not to be acquisition of control of that corporation.

Under the national security review regime in the Investment Canada Act, review on a discretionary basis may also be undertaken by the federal government with respect to a much broader range of investments by a non-Canadian to “acquire, in whole or part, or to establish an entity carrying on all or any part of its operations in Canada.” No financial threshold applies to a national security review. The relevant test is whether such investment by a non-Canadian could be “injurious to national security.” The responsible ministers have broad discretion to determine whether an investor is a non-Canadian and therefore subject to national security review. Review on national security grounds is at the discretion of the responsible ministers, and may occur on a pre- or post-closing basis.

Certain transactions relating to our subordinate voting shares and multiple voting shares will generally be exempt from the Investment Canada Act, subject to the federal government’s prerogative to conduct a national security review, including:

•	the acquisition of our subordinate voting shares and multiple voting shares by a person in the ordinary course of that person’s business as a trader or dealer in securities;

•	the acquisition of control of us in connection with the realization of security granted for a loan or other financial assistance and not for any purpose related to the provisions of the Investment Canada Act; and

•	the acquisition of control of us by reason of an amalgamation, merger, consolidation or corporate reorganization following which the ultimate direct or indirect control in fact of us, through ownership of our subordinate voting shares and multiple voting shares, remains unchanged.

Other

There is no law, governmental decree or regulation in Canada that restricts the export or import of capital, or that would affect the remittance of dividends (if any) or other payments by us to non-resident holders of our subordinate voting shares and multiple voting shares, other than withholding tax requirements.

Listing

Our subordinate voting shares are listed on the NYSE in the United States and on the TSX in Canada under the symbol “GOOS.”

PLAN OF DISTRIBUTION

The selling shareholders may sell our subordinate voting shares in any of the ways described below or in any combination thereof:

•	to or through underwriters or dealers;

•	through one or more agents; or

•	directly to purchasers or to a single purchaser.

The distribution of our subordinate voting shares by the selling shareholders may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of our subordinate voting shares and any applicable restrictions.

Each prospectus supplement will describe the terms of the offering of our subordinate voting shares including the following:

•	the name or names of any underwriters, dealers or agents and the amounts of our subordinate voting shares underwritten or purchased by each of them;

•	the public offering price of our subordinate voting shares, the proceeds to the selling shareholders, and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	information about the selling shareholders, including the relationship between the selling shareholders and us.

Only the agents or underwriters named in each prospectus supplement will be agents or underwriters in connection with our subordinate voting shares being offered thereby.

The selling shareholders may authorize underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions to purchase our subordinate voting shares from the selling shareholders pursuant to delayed delivery contracts providing for payment and delivery on the date stated in each applicable prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of our subordinate voting shares sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in each applicable prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will be subject only to those conditions set forth in each applicable prospectus supplement, and each prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Agents, underwriters and other third parties described above may be entitled to indemnification by us and the selling shareholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution from us and the selling shareholders with respect to payments which the agents, underwriters or third parties may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us or the selling shareholders in the ordinary course of business. We and the selling shareholders may also use underwriters or such other third parties with whom we or such selling shareholders have a material relationship. We and the selling shareholders will describe the nature of any such relationship in the applicable prospectus supplement.

Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in our subordinate voting shares. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of our subordinate voting shares may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority.

Our subordinate voting shares are listed on the New York Stock Exchange and the Toronto Stock Exchange. Underwriters may make a market in our subordinate voting shares, but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the development, maintenance or liquidity of any trading market for the securities.

Certain persons participating in an offering may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with rules and regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

There can be no assurance that the selling shareholders will sell any of our subordinate voting shares registered pursuant to the registration statement of which this prospectus or any applicable prospectus supplement forms a part.

LEGAL MATTERS

The validity of the issuance of the subordinate voting shares to be offered hereby will be passed upon for us by Ropes & Gray LLP, Boston, Massachusetts. Ropes & Gray LLP and certain of its attorneys are limited partners in RGIP, LP, which is an investor in certain investment funds advised by Bain Capital Private Equity, LP. RGIP, LP indirectly owns less than 1% of our subordinate voting shares. The validity of the issuance of our subordinate voting shares offered in this prospectus and certain other legal matters as to Canadian law will be passed upon for us by Stikeman Elliott LLP, Canada. The partners, counsel and associates of Stikeman Elliott LLP, as a group, beneficially own directly and indirectly, less than 1% of our outstanding securities of any class. The validity of the subordinate voting shares offered hereby will be passed upon on behalf of the underwriter(s) by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated in this prospectus by reference from Amendment No. 1 to the Company’s Annual Report on Form 20-F/A for the year ended March 31, 2018, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their reports (which report on the internal control over financial reporting expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting because of material weaknesses), which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus, which forms a part of our registration statement on Form F-3, does not contain all of the information set forth in the registration statement. For further information with respect to us and our subordinate voting shares, reference is made to the applicable prospectus supplement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. Although we are not required to prepare and issue quarterly reports as a foreign private issuer, we currently intend to file quarterly reports on Form 6-K with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders and Section 16 short-swing profit reporting for our officer, directors and holders of more than 10% of our voting shares. The registration statement, such reports and other information can be inspected and copied at the Public Reference Room of the SEC located at 100 F Street, N.E., Washington, D.C. 20549. Copies of such materials, including copies of all or any portion of the registration statement, can be obtained from the Public Reference Room of the SEC at prescribed rates. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. Such materials may also be accessed electronically by means of the SEC’s website at www.sec.gov.

We are also subject to the full informational requirements of the securities commissions in all provinces and territories of Canada. You are invited to read and copy any reports, statements or other information, other than confidential filings, that we intend to file with the Canadian provincial and territorial securities commissions. These filings are also electronically available from the Canadian System for Electronic Document Analysis and Retrieval (SEDAR) (http://www.sedar.com), the Canadian equivalent of the SEC’s Electronic Document Gathering and Retrieval System. Documents filed on SEDAR are not, and should not be considered, part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c) 15(d) of the Exchange Act, except for information “furnished” to the SEC which is not deemed filed and not incorporated in this prospectus, until the termination of the offering of securities described in the applicable prospectus supplement. We hereby incorporate by reference Amendment No. 1 to our Annual Report on Form 20-F/A for the year ended March 31, 2018, filed with the SEC on June 19, 2018 (File No. 001-38027) and the description of share capital contained in the our Registration Statement on Form 8-A, as filed with the SEC on March 7, 2017 (File No. 001-38027). We also incorporate by reference any future annual reports on Form 20-F we file with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act, after the date of this prospectus and prior to the termination of any offering contemplated in this prospectus, and any future reports on Form 6-K we furnish to the SEC during such period that are identified in such reports as being incorporated by reference in this prospectus.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Secretary

250 Bowie Ave

Toronto, Ontario, Canada M6E 4Y2

(416) 780-9850

Copies of these filings are also available, without charge, on the SEC’s website at www.sec.gov and on our website at https://investor.canadagoose.com/corporate-governance/default.aspx?section=documents as soon as reasonably practicable after they are filed electronically with the SEC. The information contained on our website is not a part of this prospectus.

10,000,000 Shares

Canada Goose Holdings Inc.

Subordinate Voting Shares

Prospectus Supplement

Barclays	Credit Suisse	CIBC Capital Markets